                                                                   EXHIBIT 4.3
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                              CII FINANCIAL, INC.

                          SIERRA HEALTH SERVICES, INC.

                                      and

                                 CHEMICAL BANK,

                                   as Trustee


                         ----------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October __, 1995

                                       to

                                   INDENTURE

                         Dated as of September 15, 1991

                          ----------------------------

              7 1/2% Convertible Subordinated Debentures Due 2001

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

          First Supplemental Indenture dated as of October __, 1995, among CII Financial, Inc., a California corporation (the "Company"), Sierra Health Services, Inc., a Nevada corporation ("Sierra"), and Chemical Trust Company of California, a California corporation and successor to Manufacturers Hanover Trust Company, as trustee (the "Trustee").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Company has duly authorized, executed and delivered to the Trustee that certain Indenture dated as of September 15, 1991 pursuant to which the Company's 7 1/2% Convertible Subordinated Debentures Due 2001 (the "Securities") were issued (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture);

          WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of June 12, 1995 among Sierra, Health Acquisition Corp., a wholly-owned subsidiary of Sierra ("Sierra Subsidiary"), and the Company, Sierra Subsidiary would merge (the "Merger") with and into the Company and each outstanding share of Common Stock, stated value $.50 per share (the "CII Common Stock"), of the Company would be converted into 0.37 of a share of Common Stock, $.005 par value (the "Sierra Common Stock"), of Sierra as fully described in the Joint Proxy Statement/Prospectus dated September 19, 1995 of the Company and Sierra;

          WHEREAS, in connection with the Merger, the Boards of Directors of the Company and Sierra have determined that it is in the best interests of the Company and Sierra to provide that the Securities will be convertible into Sierra Common Stock instead of CII Common Stock after the consummation of the Merger pursuant to Section 13.11 of the Indenture;

          WHEREAS, the Boards of Directors of the Company and Sierra adopted Board Resolutions on _____________, 1995 authorizing the Company and Sierra, among other things, to enter into a supplemental indenture to provide for the conversion of the Securities into Sierra Common Stock after the consummation of the Merger pursuant to Section 13.11 of the Indenture;

          WHEREAS, pursuant to Section 9.1(4) of the Indenture, without the consent of any Holders, the Company, when authorized by Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, for, among other purposes, to make provision with respect to the conversion rights of Holders pursuant to Section
13.11 of the Indenture;

          NOW, THEREFORE, the Company and Sierra each covenant and agree with the Trustee, for the equal and proportionate benefit of those who shall hold the Securities from time to time, as hereinafter set forth.

                                  ARTICLE ONE

                            Conversion of Securities
                            ------------------------

          Section 1.1.  Conversion Privileges.  Upon the consummation of the
                        ---------------------
Merger and the execution and delivery of this First Supplemental Indenture to the Trustee, the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in
Article 13 of the Indenture, to convert such Security only into Sierra Common Stock at a price of $59.097 per share, subject to adjustment as provided in
Article 13.

          Section 1.2   Conversion Covenants. Upon the consummation of the
                        --------------------
Merger and effectiveness of this First Supplemental Indenture, Sierra agrees to be bound by the covenants set forth in Sections 13.7 and 13.9 of the Indenture with respect to the Sierra Common Stock issuable upon conversion of the Securities.

                                  ARTICLE TWO

                            Miscellaneous Provisions
                            ------------------------

          Section 2.1.  Interpretation.  This First Supplemental Indenture is a
                        --------------
supplemental indenture executed pursuant to Section 9.1(4) of the Indenture. Upon execution, delivery and effectiveness pursuant to Article One of this First Supplemental Indenture, the Indenture shall be modified and amended in accordance with this First Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture will control. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified and amended by this First Supplemental Indenture, shall control.

          Except as set forth in this First Supplemental Indenture, Sierra will not assume the Company's obligations with respect to the Securities and will not guarantee payment of principal, interest or any premium thereon.

          Section 2.2.  Successors and Assigns.  All the covenants,
                        ----------------------
stipulations, promises and agreements in this First Supplemental Indenture made by or on behalf of the Company and Sierra, or the Trustee, shall bind and inure to the benefit of their respective successors and assigns.

          Section 2.3.  Counterparts.  This First Supplemental Indenture may be
                        ------------
executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

          Section 2.4.  Title and Section Headings.  The titles of the Articles
                        --------------------------
and the Section headings are for convenience only and shall not affect the construction hereof.

          Section 2.5.  Recitals.  The recitals contained herein and in the
                        --------
Securities, as amended hereby, (except the Trustee's certificates of authentication) shall be taken as the statements of the Company and Sierra, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities, as amended hereby, or coupons.

          Section 2.6.  Governing Law.  This First Supplemental Indenture shall
                        -------------
be governed by and construed in accordance with the laws of the State of California.

          Section 2.7.  Opinion of Counsel.  In accordance with Section 8.1(3)
                        ------------------
of the Indenture, the Company shall provide the Trustee with an Officers' Certificate and Opinion of Counsel for the Company, reasonably acceptable to the Trustee, that the Merger and this First Supplemental Indenture comply with the provisions of Article 8 of the Indenture and that all conditions precedent therein relating to the Merger have been complied with.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date above written.

                                    CII FINANCIAL, INC.




                                    By:
                                       ----------------------------------

Attest:

--------------------------------


                                    SIERRA HEALTH SERVICES, INC.




                                    By:
                                       ----------------------------------

Attest:

---------------------------------


                                    CHEMICAL TRUST COMPANY OF CALIFORNIA,
                                     as Trustee




                                    By:
                                       ----------------------------------


Attest:

--------------------------------

STATE OF _______________      )
                              ) ss.
COUNTY OF ______________      )

          On the ____ day of October 1995, before me, personally came _______________________________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________,
______________; that he is ____________________________ of CII FINANCIAL, INC.,
one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said company.

          WITNESS my hand and official seal.



                                           --------------------------------
                                           Notary Public in and for
                                           said State

[Seal]


STATE OF _______________      )
                              )  ss.
COUNTY OF ______________      )

          On the ____ day of October 1995, before me, personally came _______________________________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________,
______________; that he is ____________________________ of CII FINANCIAL, INC.,
one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said company.

          WITNESS my hand and official seal.


                                           ----------------------------------
                                           Notary Public in and for
                                           said State

[Seal]

STATE OF _______________      )
                              )  ss.
COUNTY OF ______________      )

          On the ____ day of October, 1995, before me, personally came _______________________________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________,
______________; that he is ____________________________ of SIERRA HEALTH
SERVICES, INC., one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                           ---------------------------------
                                           Notary Public in and for
                                           said State

[Seal]


STATE OF _______________      )
                              )  ss.
COUNTY OF ______________      )

          On the ____ day of October, 1995, before me, personally came _______________________________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________,
______________; that he is ____________________________ of SIERRA HEALTH
SERVICES, INC., one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.



                                           ----------------------------------
                                           Notary Public in and for
                                           said State

[Seal]

STATE OF _______________      )
                              ) ss.
COUNTY OF ______________      )

          On the ____ day of October, 1995, before me, personally came _______________________________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________,
______________; that he is ____________________________ of CHEMICAL TRUST
COMPANY OF CALIFORNIA, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said company.

          WITNESS my hand and official seal.



                                           ------------------------------------
                                           Notary Public in and for
                                           said State

[Seal]


STATE OF _______________      )
                              )  ss.
COUNTY OF ______________      )

          On the ____ day of October, 1995, before me, personally came _______________________________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________,
______________; that he is ____________________________ of CHEMICAL TRUST
COMPANY OF CALIFORNIA, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said company.

          WITNESS my hand and official seal.



                                           ------------------------------------
                                           Notary Public in and for
                                           said State

[Seal]